UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2017

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
(Exact name of registrant as specified in its charter)

Japan (State or other jurisdiction of incorporation)	000-55133 (Commission File Number)	98-1295657 (IRS Employer Identification No.)

4-20-3 Ebisu, Shibuya-ku
Tokyo, Japan
(Address of principal executive offices, including zip code)

+81 3-5789-5872
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Sublease of Seattle Lease
On January 12, 2017, Acucela Inc., a wholly-owned subsidiary of Kubota Pharmaceutical Holdings Co., Ltd. (“Acucela”), entered into a Sub-Sublease Agreement (the “Zillow Sublease”) with Zillow, Inc. (“Zillow”), pursuant to which Zillow will sublease from Acucela 38,723 square feet of office space located at 1301 Second Avenue, Seattle, Washington (the “Premises”). Acucela subleases the Premises from The Boeing Company (“Boeing”) pursuant to the terms of the Sublease Agreement dated June 26, 2014 between Acucela and Boeing (the “Acucela Sublease”).
The Zillow Sublease commences on May 1, 2017 and will continue until the expiration of the Acucela Sublease on February 28, 2022, unless Boeing earlier terminates the Acucela Sublease on November 30, 2021 pursuant to written notice to Acucela or unless the Zillow Sublease is earlier terminated pursuant to its terms. For the first three months of the term of the Zillow Sublease, Acucela will remain responsible for payment of rent to Boeing. Following such three month period, the base rent shall be payable monthly by Zillow to Acucela, and such monthly rent payments are, in each case, in excess of amounts owed by Acucela to Boeing pursuant to the terms of the Acucela Sublease. In addition to base rent, Zillow will also be responsible for operating and other expenses owed by Acucela to Boeing pursuant to the terms of the Acucela Sublease. Commencement of the Zillow Sublease is conditioned upon obtaining the consent of the landlord of the Premises. The Zillow Sublease is subject and subordinate to the Acucela Sublease and Boeing’s lease with the landlord of the premises (the “Boeing Lease”), and, except as expressly provided in the Zillow Sublease to the contrary, all of the terms, covenants, and conditions of the Acucela Sublease and the Boeing Lease shall be applicable to the Zillow Sublease and the Premises. During the term of the Zillow Sublease, Acucela’s obligations under the Acucela Sublease will remain in force.
In connection with the Zillow Sublease, Acucela is evaluating alternative office space in Seattle, Washington and intends to relocate its operations currently occupying the Premises once satisfactory space is secured.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Zillow Sublease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by such words as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts, including, without limitation, statements about the Company’s intention to relocate office facilities, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
Date: January 18, 2017

	By:	/s/ John E. Gebhart
John E. Gebhart
Chief Financial Officer